Exhibit 99.1

PRESS RELEASE		FOR IMMEDIATE RELEASE

August 3, 2011		NEW YORK METRO

CONTACT:	MFA Investor Relations	NYSE: MFA
800-892-7547
www.mfa-reit.com

MFA Financial, Inc.

Announces Second Quarter 2011 Financial Results

MFA Financial, Inc. (NYSE:MFA) today announced financial results for the second quarter ended June 30, 2011.

Second Quarter 2011 and other recent highlights:

•                  Second quarter net income per common share of $0.22 and Core Earnings (as defined below) per common share of $0.26.

•                  On July 29, 2011, MFA paid its second quarter 2011 dividend of $0.25 per share of common stock to stockholders of record as of July 14, 2011.

•                  In June, MFA sold $1.283 billion in principal value of Non-Agency MBS as part of a resecuritization.  In connection with this transaction, $474.9 million of senior bonds rated “AAA” by DBRS, Inc. were issued to third party investors via a trust at a rate of LIBOR + 125 basis points.   As required under GAAP, MFA will consolidate the resecuritization and will account for this transaction as a financing.

•                  Book value per common share was $7.48 at the end of the second quarter versus $7.86 at March 31, 2011 due primarily to price weakness within the Non-Agency MBS sector.

•                  In the quarter, we grew our Non-Agency MBS portfolio at an accelerated pace through the purchase of approximately $945.4 million of Non-Agency MBS (including MBS underlying Linked Transactions (as defined below)).

For the second quarter ended June 30, 2011, MFA generated net income allocable to common stockholders of $77.2 million, or $0.22 per share of common stock.  Core Earnings for the second quarter were $91.6 million, or $0.26 per share of common stock.  “Core Earnings” is a Non-GAAP financial measure, which reflects net income excluding $2.4 million of other-than-temporary impairment charges, $11.7 million of unrealized net losses on Linked Transactions and includes an adjustment of $0.7 million to increase interest income, following the de-linking of certain Non-Agency MBS previously reported as Linked Transactions for GAAP.

Stewart Zimmerman, MFA’s Chairman of the Board and CEO, said, “MFA continues to provide stockholders with attractive returns through appropriately leveraged investments in both Agency and Non-Agency residential MBS.  We are well positioned with an Agency MBS portfolio with an average amortized cost basis of 102.4% of par.  In the second quarter, we continued to implement our strategy of identifying and acquiring Non-Agency MBS with what we consider to be superior loss-adjusted yields at prices well below par.  We currently project that approximately two-thirds of our third quarter 2011 Core Earnings will be generated by Non-Agency MBS.  Our goal remains to continue positioning MFA to generate double-digit returns on equity over time.”

William Gorin, MFA’s President, added, “In the second quarter, Non-Agency MBS generally experienced widespread price weakness which created a buying opportunity.  Due to underlying borrower characteristics and certain structural features, our portfolio was less impacted by the overall price movement, declining an average of 3.4 points.  We believe that the factors that impacted Non-Agency MBS prices were continued negative housing market news, concerns over continued sales of Maiden Lane II assets (MBS assets formerly owned by AIG and now owned by the Federal Reserve), and overall weak economic data.  While housing fundamentals remain weak, we believe that we have appropriately factored this into our cash flow projections and credit reserve estimates.  We continue to favor high yielding Non-Agency MBS at discount prices, as we believe the value of these assets will be positively impacted over time as the existing private label MBS universe continues to decline in size due to prepayments, defaults and limited issuance.”

MFA’s $4.249 billion fair market value of Non-Agency MBS had a face amount of $5.621 billion, an amortized cost of $4.137 billion (74% of face amount) and a net purchase discount (including $47.5 million of OTTI) of $1.484 billion (all amounts adjusted for the impact of MBS Linked Transactions) at June 30, 2011. This discount consists of a $1.188 billion credit reserve and a $248.7 million net accretable discount. In addition, at June 30, 2011, these Non-Agency MBS had 6.0% average structured credit enhancement in the form of subordination (subordinated bonds which absorb losses before MFA’s Non-Agency MBS are impacted).  This structured credit enhancement, along with the purchase discount, mitigates MFA’s risk of loss on these investments.  Unlike MFA’s Agency MBS, due to their discounted purchase prices, the return on Non-Agency MBS will generally increase if the prepayment rates on these securities trend up.

During the second quarter of 2011, MFA’s interest-earning asset portfolio net yield was 4.81%, its cost of funds was 1.76%, and the spread was 3.05% (adjusted for the impact of MBS Linked Transactions, the net yield was 4.93%, the cost of funds was 1.75% and the spread was 3.18%).  The weighted average prepayment speed on MFA’s MBS portfolio (including MBS underlying Linked Transactions) was 15.9% CPR during the second quarter of 2011.  As of June 30, 2011, under its swap agreements, MFA had a weighted average fixed pay rate of interest of 2.91% and a floating receive rate of 0.20% on notional balances totaling $3.615 billion, with an average maturity of 26 months.  For the three months ended June 30, 2011, MFA’s costs for compensation and benefits and other general and administrative expenses were $7.8 million or 1.1% on an annualized basis of June 30, 2011 Stockholders’ Equity.

In the second quarter of 2011, MFA accelerated its purchases of Non-Agency MBS.  However, MFA anticipates that the majority of its assets will continue to be whole pool Agency MBS.  The following table presents MFA’s asset allocation as of June 30, 2011 and the second quarter 2011 yield, cost of funds and spread for the various asset types.

Table 1

ASSET ALLOCATION (1)

At June 30, 2011	Agency MBS		Non-Agency MBS (2)		Cash (3)	Other, net (4)	Total
($ in Thousands)
Amortized Cost	$7,094,955		$4,136,763	(7)	$526,221	$(32,001)	$11,725,938

Market Value	$7,295,275		$4,248,570		$526,221	$(32,001)	$12,038,065
Less Repurchase Agreement Borrowings	(6,304,287)		(1,791,349)		—	—	(8,095,636)
Less Securitized Debt	—		(1,062,040)		—	—	(1,062,040)
Equity Allocated	$990,988		$1,395,181		$526,221	$(32,001)	$2,880,389
Less Swaps at Market Value	—		—		—	(124,631)	(124,631)
Net Equity Allocated	$990,988		$1,395,181		$526,221	$(156,632)	$2,755,758

Debt/Net Equity Ratio (5)	6.4	x	2.0	x	—	—	3.3	x

For the Quarter Ended June 30, 2011
Yield on Assets	3.68%		7.86	%(7)	0.03%		4.93%
Less Cost of Funds	1.82	(6)	1.57	(6)	—		1.75
Spread	1.86%		6.29%		0.03%		3.18%

(1)       Information presented with respect to Non-Agency MBS, related repurchase agreement borrowings and resulting totals are presented on a Non-GAAP basis.  See the accompanying Reconciliation of Non-GAAP Financial Measures.

(2)       Includes Non-Agency MBS and repurchase agreements underlying Linked Transactions.  The purchase of Non-Agency MBS and repurchase borrowing of the MBS with the same counterparty are accounted for under GAAP as a “linked transaction.”  The two components of a linked transaction (MBS purchase and associated borrowings under repurchase agreement) are evaluated on a combined basis and reported net as “Linked Transactions” on MFA’s consolidated balance sheets.

(3)       Includes cash, cash equivalents and restricted cash.

(4)       Includes interest receivable, real estate held-for-sale, goodwill, prepaid and other assets, interest payable, derivative hedging instruments at fair value, dividends payable and accrued expenses and other liabilities.

(5)       Represents borrowings under repurchase agreements and securitized debt as a multiple of net equity allocated.

(6)       Includes effect of Swaps.

(7)       Includes yield adjustment for de-linked Non-Agency MBS.

At June 30, 2011, MFA’s $11.544 billion of Agency and Non-Agency MBS, which includes MBS underlying Linked Transactions, were backed by hybrid, adjustable and fixed-rate mortgages.  Additional information about these MBS, including months to reset, is presented below:

Table 2

	Agency MBS		Non-Agency MBS		Total
		Average		Average		Average
($ in Thousands)	Market Value	MTR (1)	Market Value	MTR (1)	Market Value	MTR (1)
Time to Reset:
< 2 years (2)	$1,916,437	8	$2,073,955	6	$3,990,392	7
2-5 years	2,899,916	43	568,258	40	3,468,174	43
> 5 years	714,951	70	485,734	66	1,200,685	68
ARM-MBS Total	$5,531,304	34	$3,127,947	21	$8,659,251	30

15-year fixed	$1,763,971		$—		$1,763,971
30-year fixed	—		1,113,569		1,113,569
40-year fixed	—		7,054		7,054
Fixed-Rate Total	$1,763,971		$1,120,623		$2,884,594
MBS Total	$7,295,275		$4,248,570		$11,543,845

(1)  MTR, or months to reset, is the number of months remaining before the coupon interest rate resets.  At reset, the MBS coupon will adjust based upon the underlying mortgage benchmark interest rate index, margin and periodic and/or lifetime caps.  The MTR does not reflect scheduled amortization or prepayments.

(2)  Includes floating rate MBS that may be collateralized by fixed-rate mortgages.

MFA will hold a conference call on August 3, 2011, at 10:00 a.m. (New York City time) to discuss its second quarter 2011 financial results.  The number to dial in order to listen to the conference call is (800) 288-8967 in the U.S. and Canada.  International callers must dial (612) 332-0228.  A replay of the call will be available through Wednesday, August 10, 2011 at 11:59 p.m. (New York City time), and can be accessed by dialing (800) 475-6701 in the U.S. and Canada or (320) 365-3844 internationally and entering access code: 212189.  The conference call will also be webcast over the internet and can be accessed at http://www.mfa-reit.com through the appropriate link on MFA’s Investor Information page or, alternatively, over the Thomson Reuters Investor Distribution Network at http://www.earnings.com.  To listen to the call over the internet, go to the applicable website at least 15 minutes before the call to register and to download and install any needed audio software.

Stockholders interested in participating in MFA’s Discount Waiver, Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”) or receiving a Plan prospectus may do so by contacting The Bank of New York Mellon, the Plan administrator, at 1-866-249-2610 (toll free).  For more information about the Plan, interested stockholders may also go to the website established for the Plan at http://www.bnymellon.com/shareowner/equityaccess or visit MFA’s website at www.mfa-reit.com.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Plan, and any offer and/or sale of such securities will be made only pursuant to a Plan prospectus described above.

When used in this press release or other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA’s MBS; changes in the prepayment rates on the mortgage loans securing MFA’s MBS; MFA’s ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the Securities and Exchange Commission, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(In Thousands, Except Per Share Amounts)	2011	2010
	(Unaudited)
Assets:
Mortgage-backed securities (“MBS”):
Agency MBS, at fair value ($6,777,305 and $5,519,879 pledged as collateral, respectively)	$7,295,275	$5,980,623
Non-Agency MBS, at fair value ($903,119 and $867,655 pledged as collateral, respectively)	1,337,967	1,372,383
Non-Agency MBS transferred to consolidated variable interest entities (“VIEs”)	2,626,312	705,704
Cash and cash equivalents	503,228	345,243
Restricted cash	22,993	41,927
MBS linked transactions, net (“Linked Transactions”), at fair value	60,022	179,915
Interest receivable	46,648	38,215
Derivative hedging instruments, at fair value	1,843	—
Real estate held-for-sale as of June 30, 2011, net	10,642	10,732
Goodwill	7,189	7,189
Prepaid and other assets	14,935	5,476
Total Assets	$11,927,054	$8,687,407

Liabilities:
Repurchase agreements	$7,870,251	$5,992,269
Securitized debt	1,062,040	220,933
Accrued interest payable	7,615	8,007
Derivative hedging instruments, at fair value	125,320	139,142
Dividends and dividend equivalents rights payable	90,080	67,040
Accrued expenses and other liabilities	15,990	9,569
Total Liabilities	$9,171,296	$6,436,960

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value; series A 8.50% cumulative redeemable; 5,000 shares authorized; 3,840 shares issued and outstanding ($96,000 aggregate liquidation preference)	$38	$38
Common stock, $.01 par value; 370,000 shares authorized; 355,459 and 280,481 issued and outstanding, respectively	3,554	2,805
Additional paid-in capital, in excess of par	2,791,092	2,184,493
Accumulated deficit	(206,898)	(191,569)
Accumulated other comprehensive income	167,972	254,680
Total Stockholders’ Equity	$2,755,758	$2,250,447
Total Liabilities and Stockholders’ Equity	$11,927,054	$8,687,407

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In Thousands, Except Per Share Amounts)	2011	2010	2011	2010
	(Unaudited)
Interest Income:
Agency MBS	$65,982	$54,530	$126,157	$133,209
Non-Agency MBS	28,825	33,985	51,719	62,950
Non-Agency MBS transferred to consolidated VIEs	37,275	—	64,030	—
Cash and cash equivalent investments	27	112	81	165
Interest Income	132,109	88,627	241,987	196,324

Interest Expense:
Repurchase agreements	34,535	35,741	67,589	74,192
Securitized debt	2,660	—	4,259	—
Total Interest Expense	37,195	35,741	71,848	74,192

Net Interest Income	94,914	52,886	170,139	122,132

Other-Than-Temporary Impairments:
Total other-than-temporary impairment losses	(637)	(3,370)	(637)	(3,370)
Portion of loss reclassified from other comprehensive income	(1,755)	(2,042)	(1,755)	(2,042)
Net Impairment Losses Recognized in Earnings	(2,392)	(5,412)	(2,392)	(5,412)

Other (Loss)/Income, Net:
Unrealized net (losses)/gains and net interest income from Linked Transactions	(5,613)	7,197	9,237	19,997
Gains on sale of MBS, net	—	—	—	33,739
Revenue from operations of real estate held-for-sale	375	357	756	731
Loss on termination of repurchase agreements	—	—	—	(26,815)
Other, net	12	—	12	—
Other (Loss)/Income, Net	(5,226)	7,554	10,005	27,652

Operating and Other Expense:
Compensation and benefits	4,991	4,053	10,114	8,421
Other general and administrative expense	2,789	2,139	4,950	3,992
Real estate held-for-sale operating expense, mortgage interest and prepayment penalty	230	546	537	992
Operating and Other Expense	8,010	6,738	15,601	13,405

Net Income	79,286	48,290	162,151	130,967
Less: Preferred Stock Dividends	2,040	2,040	4,080	4,080
Net Income Available to Common Stock and Participating Securities	$77,246	$46,250	$158,071	$126,887

Earnings per Common Share - Basic and Diluted	$0.22	$0.16	$0.48	$0.45

Dividends Declared on Common Stock	$0.25	$0.24	$0.49	$0.24

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Reconciliations of Non-GAAP Financial Measures

This press release contains disclosures related to MFA’s Core Earnings, Core Earnings per common share, investments in Non-Agency MBS, and returns on such assets for the three months ended June 30, 2011, which constitute Non-GAAP financial measures within the meaning of Regulation G as promulgated by the Securities and Exchange Commission.  MFA’s management believes that these Non-GAAP financial measures presented in its press release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and balance sheet composition.  An analysis of any Non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Core Earnings and Core Earnings per common share for the three months ended June 30, 2011 are not measures of performance in accordance with GAAP, as they exclude impairment losses recognized through earnings and net unrealized losses on MBS underlying our Linked Transactions as such items are difficult to predict.  In addition, following the “de-linking” of certain Non-Agency MBS that were previously reported as Linked Transactions for GAAP, Core Earnings includes an adjustment to reflect the interest income recognized on the underlying de-linked Non-Agency MBS on the same basis with that used prior to de-linking.  Accordingly, the adjustment is consistent with the way management views the performance of these underlying Non-Agency MBS (i.e., as if never linked), which differs from GAAP accounting treatment.

MFA believes that Core Earnings and Core Earnings per share provides investors with a valuable measure of the performance of the Company’s ongoing business and useful supplemental information to both management and investors in evaluating our financial results.  A reconciliation of the GAAP items discussed above to their Non-GAAP measures for the three months ended June 30, 2011 is set forth below:

Table 3

	Three Months Ended
	June 30, 2011
(In Thousands, Except Per Share Amounts)	Reconciliation	Basic and Diluted EPS
GAAP Net Income Available to Common Stock and Participating Securities	$77,246
Less: Dividends and Dividend Equivalent Rights on Participating Securities	(369)
GAAP Net Income Allocable to Common Stockholders	$76,877	$0.22
Non-GAAP Adjustments:
Net Unrealized Losses on Linked Transactions	$11,712
Impairment Losses Recognized in Earnings	2,392
Yield Adjustment for De-Linked MBS	668
Total Adjustments to Arrive at Core Earnings	$14,772	$0.04
Core Earnings	$91,649	$0.26
Weighted Average Common Shares Outstanding - Basic	355,364
Weighted Average Common Shares Outstanding - Diluted	355,633

As noted above, certain Non-Agency MBS purchases are presented as a component of Linked Transactions in MFA’s GAAP financial statements for the three months ended June 30, 2011.  In assessing the performance of the Non-Agency MBS portfolio, MFA’s management does not view these transactions as linked, but rather views the performance of the linked Non-Agency MBS and the related repurchase agreement borrowings as it would any other Non-Agency MBS that is not part of a linked transaction.  Consequently, MFA considers that these Non-GAAP

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

financial measures enhance the ability of investors to analyze the performance of MFA’s Non-Agency MBS in the same way that MFA’s management assesses such assets.  However, as noted above, these Non-GAAP financial measures do not take into account the effect of net unrealized losses on Linked Transactions, impairment charges and revisions to the yield used for income recognition for the underlying Non-Agency MBS subsequent to de-linking, which are reflected in GAAP earnings.

Information pertaining to MFA’s Non-Agency MBS that are a component of Linked Transactions are reconciled below as of and for the three months ended June 30, 2011 with the most directly comparable financial measure calculated in accordance with GAAP, as follows:

Table 4

			Adjustments for the
			Impact of
	GAAP Based		MBS Linked		Non-GAAP
(Dollars in Thousands)	Information		Transactions		Presentation
At June 30, 2011:
Repurchase Agreement Borrowings	$7,870,251		$225,385	(1)	$8,095,636
Securitized Debt	1,062,040		—		1,062,040
Total Borrowings (Debt)	$8,932,291		$225,385	(1)	$9,157,676
Stockholders’ Equity	$2,755,758		$1,296		$2,757,054
Debt-to-Equity (Debt/Stockholders’ Equity)	3.2	x			3.3	x

For the Three Months Ended June 30, 2011:
Average Interest Earning Assets	$10,977,424		$405,013	(2)	$11,382,437
Interest Income	$132,109		$8,075		$140,184
Yield on Interest Earning Assets	4.81%		7.98%		4.93%

Average Total Borrowings	$8,473,314		$330,544	(1)	$8,803,858
Interest Expense	$37,195		$1,308		$38,503
Cost of Funds	1.76%		1.59%		1.75%

Net Interest Rate Spread	3.05%		6.39%		3.18%

(1)  Represents borrowings under repurchase agreements underlying Linked Transactions.

(2)  Reflects adjustments for the impact of MBS Linked Transactions.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

The table below reconciles MFA’s Non-Agency MBS and related repurchase agreement borrowings and securitized debt on a GAAP basis to reflect on a combined basis its Non-Agency MBS and related repurchase agreements underlying its Linked Transactions, which is a Non-GAAP financial measure.  Based on this Non-GAAP presentation, MFA has also presented certain resulting performance measures (reflected in the table below) on a Non-GAAP basis.

Table 5

			Adjustments for the
			Impact of MBS
	GAAP Based		Linked		Non-GAAP
(Dollars in Thousands)	Information (1)		Transactions (2)		Presentation
At June 30, 2011:
Amortized Cost of Non-Agency MBS	$3,872,223		$264,540	(6)	$4,136,763	(6)
Fair Value of Non-Agency MBS	$3,964,279		$284,291		$4,248,570
Face/Par Value of Non-Agency MBS	$5,268,847		$352,281		$5,621,128
Purchase (Discount) Designated as Credit Reserve and OTTI	$(1,174,890	)(3)	$(60,804)		$(1,235,694	)(4)
Purchase (Discount) Designated as Accretable	(222,930)		(26,938	)(6)	(249,868	)(6)
Total Purchase (Discount) of Non-Agency MBS	$(1,397,820	)(3)	$(87,742)		$(1,485,562	)(4)

Non-Agency Repurchase Agreements and Securitized Debt	$2,628,004		$225,385		$2,853,389

For the Three Months Ended June 30, 2011:
Non-Agency MBS Average Amortized Cost	$3,370,396		$405,013		$3,775,409
Non-Agency Average Total Borrowings	$2,101,764		$330,544		$2,432,308
Coupon Interest on Non-Agency MBS	$53,988		$6,469		$60,457
Effective Yield Adjustment (5)	12,112		1,606		13,718
Interest Income on Non-Agency MBS	$66,100		$8,075		$74,175

Interest Expense on Non-Agency Total Borrowings	$8,234		$1,308		$9,542
Net Asset Yield on Non-Agency MBS	7.84%		7.98%		7.86%
Non-Agency Cost of Funds	1.57		1.59		1.57
Non-Agency Spread	6.27%		6.39%		6.29%

(1)  Includes Non-Agency MBS transferred to consolidated VIEs.

(2)  Adjustment to reflect Non-Agency MBS underlying Linked Transactions, borrowings under repurchase agreements underlying Linked Transactions and yield adjustments for de-linked Non-Agency MBS.

(3)  Amounts disclosed reflect purchase discount designated as credit reserve of $1.127 billion and OTTI of $47.5 million.

(4)  Amounts disclosed reflect purchase discount designated as credit reserve of $1.188 billion and OTTI of $47.5 million.

(5)  The effective yield adjustment on Non-Agency MBS is the difference between net income calculated using the net yield, which is based on management’s estimates of future cash flows for Non-Agency MBS, and the current coupon yield.

(6)  Includes adjustment of $23.2 million related to yield adjustments for de-linked Non-Agency MBS.